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                                                                   EXHIBIT 23.3



                            CONSENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 2 to Registration Statement of Rockville Financial, Inc. on Form S-1 (No. 333-121421) of our report on the consolidated financial statements of Charter Oak Community Bank Corp. and Subsidiary dated February 28, 2003, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


/s/ McGLADREY & PULLEN, LLP

New Haven, Connecticut
March 15, 2005